PZENA INVESTMENT MANAGEMENT, INC.
REPORTS RESULTS FOR THE SECOND QUARTER OF 2015

•	2015 revenue was $29.5 million for the second quarter.

•	2015 GAAP operating income was $13.2 million for the second quarter. For the same period, non-GAAP operating income was $14.7 million.

•	2015 GAAP diluted earnings per share was $0.13 for the second quarter. For the same period, non-GAAP diluted earnings per share was $0.14.

•	Declared a quarterly dividend of $0.03 per share.

NEW YORK, NEW YORK, July 21, 2015 - Pzena Investment Management, Inc. (NYSE: PZN) reported the following U.S. Generally Accepted Accounting Principles (GAAP) and non-GAAP basic and diluted net income and earnings per share for the three and six months ended June 30, 2015 and 2014 (in thousands, except per-share amounts):

	GAAP Basis		Non-GAAP Basis
	For the Three Months Ended		For the Three Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(unaudited)

Basic Net Income	$1,922	$2,124	$1,951	$1,767
Basic Earnings Per Share	$0.15	$0.17	$0.15	$0.15

Diluted Net Income	$8,531	$9,096	$9,312	$8,739
Diluted Earnings Per Share	$0.13	$0.13	$0.14	$0.13

	GAAP Basis		Non-GAAP Basis
	For the Six Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(unaudited)

Basic Net Income	$3,544	$3,572	$3,557	$3,153
Basic Earnings Per Share	$0.27	$0.29	$0.27	$0.26

Diluted Net Income	$16,458	$16,692	$17,397	$16,273
Diluted Earnings Per Share	$0.24	$0.25	$0.26	$0.24

The results for the three and six months ended June 30, 2015 and 2014 include adjustments related to the Company's deferred tax asset, valuation allowance and the associated liability to its selling and converting shareholders. Results for 2015 also include adjustments related to certain non-recurring charges recognized in operating expenses related to our new corporate headquarters. Management believes that these accounting adjustments add a measure of non-operational complexity which obscures the underlying performance of the business. In evaluating the financial condition and results of operations, management also reviews non-GAAP measures of earnings, which exclude these items. Excluding these adjustments, non-GAAP diluted net income and non-GAAP diluted earnings per share were $9.3 million and $0.14, respectively, for the three months ended June 30, 2015, and $8.7 million and $0.13, respectively, for the three months ended June 30, 2014. Non-GAAP diluted net income and non-GAAP diluted earnings per share were $17.4 million and $0.26, respectively, for the six months ended June 30, 2015, and $16.3 million and $0.24, respectively, for the six months ended June 30, 2014. GAAP and non-GAAP net income for diluted earnings per share generally assume all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company GAAP and non-GAAP net income associated with its increased interest in the operating company is taxed at the Company's effective tax rate, exclusive of the adjustments noted above and other adjustments. When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

Management uses the non-GAAP measures to assess the strength of the underlying operations of the business. It believes the non-GAAP measures provide information to better analyze the Company's operations between periods and over time. Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Assets Under Management (unaudited)
($ billions)
	For the Three Months Ended			For the Twelve Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014

Institutional Accounts
Assets
Beginning of Period	$15.9	$15.6	$15.2	$15.1	$12.5
Inflows	0.3	1.1	0.4	3.3	2.5
Outflows	(0.6)	(0.9)	(0.9)	(2.6)	(3.1)
Net Flows	(0.3)	0.2	(0.5)	0.7	(0.6)
Market Appreciation/(Depreciation)	0.3	0.1	0.4	0.1	3.2
End of Period	$15.9	$15.9	$15.1	$15.9	$15.1

Retail Accounts
Assets
Beginning of Period Assets	$12.0	$12.1	$10.2	$11.9	$7.8
Inflows	0.3	0.4	1.4	1.8	3.3
Outflows	(0.6)	(0.4)	(0.2)	(2.1)	(1.1)
Net Flows	(0.3)	—	1.2	(0.3)	2.2
Market Appreciation/(Depreciation)	0.4	(0.1)	0.5	0.5	1.9
End of Period	$12.1	$12.0	$11.9	$12.1	$11.9

Total
Assets
Beginning of Period	$27.9	$27.7	$25.4	$27.0	$20.3
Inflows	0.6	1.5	1.8	5.1	5.8
Outflows	(1.2)	(1.3)	(1.1)	(4.7)	(4.2)
Net Flows	(0.6)	0.2	0.7	0.4	1.6
Market Appreciation/(Depreciation)	0.7	—	0.9	0.6	5.1
End of Period	$28.0	$27.9	$27.0	$28.0	$27.0

Financial Discussion

Revenue (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2015	2015	2014

Institutional Accounts	$21,492	$20,969	$20,506
Retail Accounts	8,018	7,684	7,439
Total	$29,510	$28,653	$27,945

		For the Six Months Ended
		June 30,	June 30,
		2015	2014

Institutional Accounts		$42,461	$40,802
Retail Accounts		15,702	13,544
Total		$58,163	$54,346

Revenue was $29.5 million for the second quarter of 2015, an increase of 3.0% from $28.7 million for the first quarter of 2015, and of 5.6% from $27.9 million for the second quarter of 2014.

Included in these amounts were performance fees recognized of $0.3 million for the second quarter of 2015, compared to $0.4 million for the first quarter of 2015, and $0.2 million for the second quarter of 2014. In general, performance fees are calculated on an annualized basis over the contract's measurement period, which, for the majority of our performance fee arrangements, extends to three years.

Average assets under management for the second quarter of 2015 were $28.3 billion, an increase of 2.5% from $27.6 billion for the first quarter of 2015 and an increase of 7.6% from $26.3 billion for the second quarter of 2014. The increase from the first quarter of 2015 and from the second quarter of 2014 primarily reflects market appreciation. The increase from the second quarter of 2014 was also driven by net inflows.

The weighted average fee rate was 0.418% for the second quarter of 2015, increasing from 0.415% for the first quarter of 2015, and decreasing from 0.425% for the second quarter of 2014.

The weighted average fee rate for institutional accounts was 0.535% for the second quarter of 2015, decreasing from 0.536% for the first quarter of 2015, and from 0.542% for the second quarter of 2014. The decrease from last quarter primarily reflects the decrease in performance fees recognized during the second quarter of 2015, partially offset by an increase in assets in certain of our non-U.S. strategies which generally carry higher fee rates. The decrease from the second quarter of 2014 primarily reflects a shift in mix toward our expanded value strategies which generally carry lower fee rates, partially offset by the increase in non-U.S. strategies.

The weighted average fee rate for retail accounts was 0.263% for the second quarter of 2015, increasing from 0.256% for the first quarter of 2015, and decreasing from 0.267% for the second quarter of 2014.  The increase from the first quarter of 2015 reflects an increase in assets in certain of our non-U.S. strategies, which generally carry higher fee rates. The decrease from the second quarter of 2014 primarily reflects an increase in retail performance fees recognized in the second quarter of 2015 offset by a shift in mix toward our expanded value strategies, which generally carry lower fee rates.

Total operating expenses were $16.3 million for the second quarter of 2015, increasing from $15.7 million for the first quarter of 2015 and from $12.4 million for the second quarter of 2014. The increases in operating expenses from the first quarter of 2015 and year-over-year were primarily due to one-time and non-recurring charges associated with the move to our new headquarters during the second quarter of 2015. During the first quarter of 2015, one-time charges reflected the lease expense associated with our former headquarters that we did not expect to recur. The increase from the second quarter of 2014 is also driven by an increase in compensation and headcount, and expenses associated with our mutual funds. Details of operating expenses and a reconciliation of GAAP to non-GAAP operating expenses are shown below:

Operating Expenses (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2015	2015	2014

Compensation and Benefits Expense	$11,800	$12,070	$9,899
General and Administrative Expense	4,490	3,603	2,505
GAAP Operating Expenses	16,290	15,673	12,404
One-Time Adjustments	(1,488)	(346)	—
Non-GAAP Operating Expenses	$14,802	$15,327	$12,404

		For the Six Months Ended
		June 30,	June 30,
		2015	2014

Compensation and Benefits Expense		$23,870	$19,949
General and Administrative Expense		8,093	4,825
GAAP Operating Expenses		31,963	24,774
One-Time Adjustments		(1,834)	—
Non-GAAP Operating Expenses		$30,129	$24,774

As of June 30, 2015, employee headcount was 89, up from 85 at March 31, 2015 and 76 at June 30, 2014.

The operating margin was 44.8% on a GAAP basis for the second quarter of 2015, compared to 45.3% for the first quarter of 2015, and 55.6% for the second quarter of 2014. The operating margin was 49.8% and 46.5% on a non-GAAP basis for the second and first quarters of 2015, respectively.

Other income/ (expense) was income of approximately $0.2 million for the second quarter of 2015, and expenses of $0.3 million and $1.4 million for the first quarter of 2015 and second quarter of 2014, respectively. Other income/ (expense) includes the gains/ (losses) and other investment income recognized by the Company on its direct investments, as well as those recognized by the Company's external investors on their investments in investment partnerships that the Company consolidates. A portion of gains/ (losses) and other investment income associated with the investments of the Company's outside interests are offset in net income attributable to non-controlling interests. For the second quarter of 2015, other income/ (expense) also includes an expense of $0.7 million reflecting an increase in the Company's liability to its selling and converting shareholders resulting from an increase in expected future tax benefits described in income tax expense below. Changes in the liability to selling and converting shareholders associated with changes in the realizability of the deferred tax asset generated expenses of $0.2 million and $2.0 million in the first quarter of 2015 and the second quarter of 2014, respectively. Details of other income/ (expense) , as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Other Income/ (Expense) (unaudited)
($ thousands)
	Three Months Ended
	June 30,	March 31,	June 30,
	2015	2015	2014

Net Interest and Dividend Income	$308	$120	$115
Gains and Other Investment Income	460	15	410
Change in Liability to Selling and Converting Shareholders¹	(672)	(245)	(1,996)
Other Income/ (Expense)	65	(179)	63
GAAP Other Income/ (Expense)	161	(289)	(1,408)
Change in Liability to Selling and Converting Shareholders¹	672	245	1,996
Outside Interests of Investment Partnerships²	(370)	60	(57)
Non-GAAP Other Income, Net of Outside Interests	$463	$16	$531

		For the Six Months Ended
		June 30,	June 30,
		2015	2014

Net Interest and Dividend Income		$428	$180
Gains and Other Investment Income		475	514
Change in Liability to Selling and Converting Shareholders¹		(917)	(2,123)
Other Expense		(114)	(26)
GAAP Other Expense		(128)	(1,455)
Change in Liability to Selling and Converting Shareholders¹		917	2,123
Outside Interests of Investment Partnerships²		(310)	(130)
Non-GAAP Other Income, Net of Outside Interests		$479	$538

1 Reflects the change in the liability to the Company’s selling and converting shareholders associated with the deferred tax asset generated by the Company’s initial public offering and subsequent unit conversions.

2 Represents the non-controlling interest allocation of the (income)/ loss of the Company's consolidated investment partnerships to its external investors.

The Company recognized income tax expense of $0.6 million for the second quarter of 2015 and $1.1 million for the first quarter of 2015, and an income tax benefit of $0.3 million for the second quarter of 2014. Income taxes for the second quarter of 2015 included a $0.8 million income tax benefit associated with a decrease to the valuation allowance recorded against the Company's deferred tax asset related to the basis step ups created by operating company unit exchanges. This adjustment generated $0.3 million and $2.4 million in income tax benefits in the first quarter of 2015 and second quarter of 2014, respectively. Details of the income tax expense, as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Income Tax Expense/ (Benefit) (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2015	2015	2014

Non-GAAP Corporate Income Tax Expense	$925	$886	$1,244
Non-GAAP Unincorporated Business Tax Expense	575	531	835
Non-GAAP Income Tax Expense	1,500	1,417	2,079
Change in Valuation Allowance[1]	(790)	(297)	(2,353)
Less: Effects of One-Time Adjustments[2]	(144)	(32)	—
GAAP Income Tax Expense/ (Benefit)	$566	$1,088	$(274)

		For the Six Months Ended
		June 30,	June 30,
		2015	2014

Non-GAAP Corporate Income Tax Expense		$1,811	$2,334
Non-GAAP Unincorporated Business Tax Expense		1,106	1,617
Non-GAAP Income Tax Expense		2,917	3,951
Change in Valuation Allowance[1]		(1,087)	(3,144)
Less: Effects of One-Time Adjustments[2]		(176)	—
Net Adjustment to Deferred Tax Asset[3]		—	602
GAAP Income Tax Expense		$1,654	$1,409

1 Reflects the change in the valuation allowance assessed against the deferred tax asset established as part of the Company's initial public offering and subsequent unit conversions.
2 Reflects the tax effect of non-recurring lease expenses on Corporate Income Tax Expense and Unincorporated
Business Tax Expense for the second quarter of 2015 of $108 thousand and $36 thousand, respectively, and $25 thousand and $7 thousand for the first quarter of 2015, respectively, which are excluded from Non-GAAP results.
3 Reflects the net impact of the changes in the Company's deferred tax asset and valuation allowance assessed against the deferred tax asset associated with the changes in expected future tax benefits.

Details of the net income attributable to non-controlling interests of the Company's operating company and consolidated subsidiaries, as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Non-Controlling Interests (unaudited)
($ thousands)

	For the Three Months Ended
	June 30,	March 31,	June 30,
	2015	2015	2014

Operating Company Allocation	$10,523	$10,041	$12,226
Add Back: Effects of One-Time Adjustments[1]	1,197	278	—
Non-GAAP Operating Company Allocation	11,720	10,319	12,226
Outside Interests of Investment Partnerships[2]	370	(60)	57
Less: Effects of One-Time Adjustments[1]	(1,197)	(278)	—
GAAP Net Income Attributable to Non-Controlling Interests	$10,893	$9,981	$12,283

		For the Six Months Ended
		June 30,	June 30,
		2015	2014

Operating Company Allocation		$20,564	$23,006
Add Back: Effects of One-Time Adjustments[1]		1,475	—
Non-GAAP Operating Company Allocation		22,039	23,006
Outside Interests of Investment Partnerships[2]		310	130
Less: Effects of One-Time Adjustments[1]		(1,475)	—
GAAP Net Income Attributable to Non-Controlling Interests		$20,874	$23,136

1 Reflects the effects of non-recurring lease expenses on non-controlling interests.

2 Represents the non-controlling interest allocation of the (loss)/ income of the Company's consolidated investment partnerships to its external investors.

On July 14, 2015, the Company's Board of Directors approved a quarterly dividend of $0.03 per share of its Class A common stock to be declared on July 21, 2015. The following dates apply to the dividend:

Record Date: August 13, 2015

Payment Date: August 27, 2015

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.41 per share of its Class A common stock.

Second Quarter 2015 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss the Company's financial results and outlook at 10:00 a.m. ET, Wednesday, July 22, 2015. The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company's website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S./Canada callers should dial 866-515-2912; international callers should dial 617-399-5126. The conference ID number is 65182946.

Replay: The conference call will be available for replay through August 6, 2015, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm's operating company, is a value-oriented investment management firm. Founded in 1995, Pzena Investment Management has built a diverse, global client base. More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company's current assumptions, expectations and projections about future events. Words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of the Company's management and involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as filed with the SEC on March 13, 2015 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Gary Bachman, 212-355-1600 or bachman@pzena.com

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	As of
	June 30,	December 31,
	2015	2014
	(unaudited)
ASSETS
Cash and Cash Equivalents	$24,441	$39,109
Restricted Cash	3,769	2,810
Due from Broker	529	94
Advisory Fees Receivable	23,790	22,939
Investments	33,143	27,945
Prepaid Expenses and Other Assets	1,717	1,599
Deferred Tax Asset, Net of Valuation Allowance
of $42,900 and $44,239, respectively	13,967	14,618
Property and Equipment, Net of Accumulated
Depreciation of $664 and $3,072, respectively	7,639	2,772
TOTAL ASSETS	$108,995	$111,886

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$14,061	$5,974
Due to Broker	1,248	698
Securities Sold Short, at Fair Value	2,406	1,572
Liability to Selling and Converting Shareholders	16,275	15,358
Deferred Compensation Liability	1,550	2,211
Lease Liability	743	354
Other Liabilities	819	686
TOTAL LIABILITIES	37,102	26,853

Equity:
Total Pzena Investment Management, Inc.'s Equity	15,119	18,401
Non-Controlling Interests	56,774	66,632
TOTAL EQUITY	71,893	85,033
TOTAL LIABILITIES AND EQUITY	$108,995	$111,886

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

REVENUE	$29,510	$27,945	$58,163	$54,346

EXPENSES
Compensation and Benefits Expense	11,800	9,899	23,870	19,949
General and Administrative Expense	4,490	2,505	8,093	4,825
TOTAL OPERATING EXPENSES	16,290	12,404	31,963	24,774
Operating Income	13,220	15,541	26,200	29,572

Other Income/ (Expense)	161	(1,408)	(128)	(1,455)

Income Before Taxes	13,381	14,133	26,072	28,117

Income Tax Expense/ (Benefit)	566	(274)	1,654	1,409
Consolidated Net Income	12,815	14,407	24,418	26,708

Less: Net Income Attributable to Non-Controlling Interests	10,893	12,283	20,874	23,136

Net Income Attributable to Pzena Investment Management, Inc.	$1,922	$2,124	$3,544	$3,572

Earnings per Share - Basic and Diluted Attributable to
Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$1,922	$2,124	$3,544	$3,572
Basic Earnings per Share	$0.15	$0.17	$0.27	$0.29
Basic Weighted Average Shares Outstanding	12,946,168	12,180,192	13,001,633	12,178,402

Net Income for Diluted Earnings per Share	$8,531	$9,096	$16,458	$16,692
Diluted Earnings per Share	$0.13	$0.13	$0.24	$0.25
Diluted Weighted Average Shares Outstanding	68,223,560	67,998,237	68,109,058	68,021,135

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Non-GAAP Basis		Non-GAAP Basis
	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

REVENUE	$29,510	$27,945	58,163	$54,346

EXPENSES
Compensation and Benefits Expense	11,800	9,899	23,870	19,949
General and Administrative Expense	3,002	2,505	6,259	4,825
TOTAL OPERATING EXPENSES	14,802	12,404	30,129	24,774
Operating Income	14,708	15,541	28,034	29,572

Other Income, Net of Outside Interests	463	531	479	538

Income Before Taxes and Operating Company Allocation	15,171	16,072	28,513	30,110

Unincorporated Business Tax Expense	575	835	1,106	1,617
Allocable Income	14,596	15,237	27,407	28,493

Operating Company Allocation	11,720	12,226	22,039	23,006
Income Before Corporate Income Taxes	2,876	3,011	5,368	5,487

Corporate Income Tax Expense	925	1,244	1,811	2,334
Non-GAAP Net Income	$1,951	$1,767	$3,557	$3,153
Effect of One-Time Adjustments	(147)	—	(183)	—
Tax Receivable Agreement Income, Net of Taxes	118	357	170	419
GAAP Net Income	$1,922	$2,124	$3,544	$3,572

Earnings Per Share - Basic and Diluted Attributable to
Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$1,951	$1,767	$3,557	$3,153
Basic Earnings per Share	$0.15	$0.15	$0.27	$0.26
Basic Weighted Average Shares Outstanding	12,946,168	12,180,192	13,001,633	12,178,402

Net Income for Diluted Earnings per Share	$9,312	$8,739	$17,397	$16,273
Diluted Earnings per Share	$0.14	$0.13	$0.26	$0.24
Diluted Weighted Average Shares Outstanding	68,223,560	67,998,237	68,109,058	68,021,135